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                                                                 EXHIBIT 10.68

                             CONFIDENTIAL TREATMENT

                 RESEARCH & DEVELOPMENT COLLABORATION AND OPTION
                                    AGREEMENT


         Research and Development Collaboration and Option Agreement (the "Agreement"), dated and effective as of September --, 2000 (the "EFFECTIVE DATE") between Emisphere Technologies, Inc., 765 Old Saw Mill River Road, Tarrytown, NY 10591, a Delaware corporation ("EMISPHERE"), and Cubist Pharmaceuticals Inc., 24 Emily Street, Cambridge, MA 02139, a Delaware corporation ("CUBIST").

         WHEREAS, Emisphere is engaged in the research and development of proprietary synthetic chemical compounds, compositions and methods that facilitate and/or enable the improved systemic delivery of therapeutic macromolecules and other compounds. Whereas Emisphere owns compounds and technology (including patents, patent applications, trade secrets, know-how and other intellectual property rights) and will develop pursuant to the Program (as defined below) certain compounds and technology, collectively the "EMISPHERE TECHNOLOGY"); and

         WHEREAS, Cubist produces, or is engaged in research to produce, therapeutic macromolecules and other compounds, has significant expertise in identifying and developing compounds that mediate a variety of disorders, and has proprietary compounds and technology (including patents, patent applications, trade secrets, know-how and other intellectual property rights presently owned or controlled by Cubist and to be developed by Cubist pursuant to the Program); and

         WHEREAS, Emisphere and Cubist desire to collaborate in research regarding the applicability of the Emisphere Technology to the oral delivery of Cubist's compounds, and to provide for certain rights and obligations of Emisphere and Cubist in the event such research produces commercially viable applications; and

         WHEREAS, Emisphere desires to grant certain options and rights to Cubist to jointly with Emisphere research and develop Cubist's products using the Emisphere Technology.

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         NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Emisphere and Cubist (each a "Party" and together "the Parties") agree as follows:

                                   ARTICLE I

                                RESEARCH PROGRAM

         1.1 COLLABORATION. Cubist and Emisphere hereby agree to collaborate on a research and development program (the "PROGRAM"), as specified in Exhibit A of this Agreement and modified as needed during the term of this Agreement, to research and develop the use of the Emisphere Technology for the oral delivery of Daptomycin, its Cubist developed analogues and derivatives thereof (the "Compound"). Emisphere will make available to Cubist, Emisphere Technology including chemical compounds (the "Carriers") that it identifies as relevant to the Program, which can be used to facilitate and/or enable improved transport of therapeutic compounds through membranes.

         1.2    PROGRAM MANAGEMENT.

         (a) Cubist and Emisphere shall establish a steering committee (the "STEERING COMMITTEE"). The function of the Steering Committee shall be to plan, coordinate and manage the Program. The Steering Committee is not intended to, replace any internal management procedures of either Party. Rather, it is intended to be a vehicle to ensure that the Program proceeds in a timely, coordinated, and well planned fashion. It shall be made up of a maximum of six (6) members, with an equal number appointed by each of Cubist and Emisphere and with a central contact person appointed by each Party. Each Party hereto shall name one member to be a co chairperson of the Steering Committee. Meetings of the Steering Committee will alternate between Emisphere's designated facility and Cubist's designated facility. The first responsibility of the Steering Committee shall be to establish and approve a work plan to assure the timely completion of the various tasks of the Program. The second responsibility of the Steering Committee shall be to define acceptance criteria (e.g., bioavailability, % absorption) which will be used to make the "go/no go" decisions with respect to continued research into and/or development of the use of the Carriers for oral delivery of the Compound (the "CRITERIA"). Cubist and Emisphere shall establish the Criteria within thirty (30) days of the Effective Date and shall determine whether the Criteria have been met. On at least a quarterly basis, the Steering Committee shall meet to review the results of the Program and to modify the

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work plan as necessary. On a quarterly basis or time frame agreed to by the parties, each party's respective patent counsel shall meet to discuss patent filings and intellectual property matters.

         (b) The Steering Committee shall keep minutes of its meetings, and shall be responsible only for the development and implementation of the work plan. If the members of the Steering Committee cannot agree jointly on a task in the work plan, it will be up to the Co-Chairmen to reach a decision. If the Co-Chairmen cannot reach agreement, the matter shall be brought to the CEO of Emisphere and CEO of Cubist. In the event that the CEO's cannot resolve the issues then Cubist shall make the final decision. Notwithstanding the preceding sentence, if the CEO's cannot resolve a matter that relates to the manufacture and qualification of the Carrier, and if Emisphere reasonably believes that the final decision by Cubist could materially adversely affect Emisphere's other then current research programs or collaborations or Emisphere's business, then Emisphere shall have the right to invoke the dispute resolution mechanism outlined in section 4.19 in which case Emisphere may suspend the Program and implementation of the decision by Cubist, pending completion of such dispute resolution mechanism. It is further understood and agreed by the Parties that Emisphere shall use its reasonable commercial efforts tonsure that it takes all reasonable steps necessary to be able to meet Cubist's needs for the manufacture of the Carrier. It is further understood and agreed by the Parties that Cubist shall use its reasonable commercial efforts to ensure that it takes all reasonable steps necessary to advance the progress of the development efforts.

         1.3    TERM; TERMINATION.

         (a) The Agreement is in effect as of the Effective Date. Subject to articles 1.3(b), (c), (d), and (e), the Program shall proceed as outlined in Exhibit A. The Parties will determine whether the Criteria have been met. If the Criteria have been met, then the Program shall continue provided that the Steering Committee determines that the profile of the Compound itself does not preclude its further development (e.g. efficacy, toxicity, side effects, etc.).

         (b) If the Steering Committee determines that preclinical or clinical findings prevent initiation or completion of the Program with respect to the Emisphere Technology and/or the Compound, either Cubist or Emisphere will have the option of immediately terminating the Program.

         (c) Either Party may terminate this Agreement upon written notice to the other Party that such other Party has committed a material breach of

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this Agreement if, within [ ]* days of receipt of such notice, such breach has not been cured, or the Parties have not agreed in writing to amend the Agreement to waive such breach or to give extra time to cure such breach.

         (d) Termination or expiration of this Agreement shall not affect the rights and obligations of the Parties accrued hereunder prior to termination or expiration.

         (e) Should the License (defined below) not be executed by the parties by the Deadline (defined below) or should the Parties not agree to an extension in the absence of a License after the Deadline this Agreement shall terminate.

         (f) Cubist may terminate this Agreement at any time for any reason upon [ ]* days notice to Emisphere. Should Cubist terminate this Agreement for any reason other than an inability of the Emisphere technology to deliver the drug via oral administration, then Cubist and Emisphere, at Emisphere's option, shall issue a joint press release indicating that the Agreement was terminated for reasons unconnected with the Emisphere technology.

         1.4    PAYMENTS.

         (a) As part of the work plan established by the Steering Committee, the Parties shall jointly define the number of Emisphere Full Time Equivalent personnel ("FTE'S") required to complete each-Stage of the Program in a timely manner. Cubist shall pay to Emisphere US $[ ]* per quarter for each Emisphere FTE who works on the Program pursuant to the work plan as supported by appropriate documentation. Cubist shall be required to fund all Emisphere FTE's required by the work plan. All payments shall be paid within [ ]* days following receipt of Emisphere's invoice by Cubist.

         (b) "FTE" means a full-time equivalent scientific person year directly related to the Program wherein said scientific person year refers to chemical, biological or engineering research scientists and does not include administrative or support staff. Scientific work on or directly related to the Program to be performed by Emisphere can include, but is not limited to, experimental laboratory work, recording and writing up results, reviewing literature and references, holding scientific discussions, managing and leading scientific staff, and carrying out Program management duties or such other activities as may be appropriate to the conduct of the Program.

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         (c)    If Cubist desires to expand research beyond the scope of the program and, if acceptable to Emisphere, the Parties hereto will mutually agree in writing upon the research programs to be added and the number of Emisphere FTE's necessary to achieve the objectives of the expanded research. The additional cost for each Emisphere FTE shall be US $[ ]* per quarter to be paid as follows: (i) an initial payment shall be made on the next date a payment is due, pro-rated for the period between such day the Emisphere FTE is added and the next quarterly payment due pursuant to Section 1.4(a), above, and (ii) all subsequent payments shall be made at the same time as the payments for the Program.

         1.5    INTELLECTUAL PROPERTY.

         (a) "EMISPHERE KNOW-HOW" means all materials, trade secrets, confidential scientific, technical and medical information, experimental results and expertise from time to time developed, produced, created or acquired by or on behalf of Emisphere either prior to the Effective Date and pertaining to the Program or during the term and in the course of carrying out the Program, including, but not limited to, unpatented inventions, discoveries, theories, plans, ideas or designs (whether or not reduced to practice) relating to the research and development, registration for marketing, use, or sale of the Carriers, or products utilizing the Carriers, preclinical toxicology and manufacturing for the Carriers, and toxicological, pharmacological, analytical and clinical data, bioavailability studies and formulations, control assays and specification, methods of preparation, tableting techniques, salt and other physical forms, and stability data related thereto. To the extent that any of the items listed above are acquired by Emisphere, they shall only fall within the definition of Know-How hereunder to the extent to which there are no obligations or restrictions in respect of such items that would prohibit disclosure by Emisphere or free use by Cubist.

         (b) "Cubist Improvements of Emisphere Know-How" shall mean any improvement specifically relating to the Carriers alone, or Carrier/Compound combination and invented or made solely by Cubist during the term and in the course of carrying out the Program.

         (c) "CUBIST KNOW-HOW" means all trade secrets, confidential scientific, technical and medical information, experimental results and expertise from time to time developed, produced, created or acquired by or on behalf of Cubist either prior to the Effective Date and pertaining to the Program or during the term and in the course of carrying out the Program, including, but not limited to, unpatented inventions, discoveries, theories, plans, ideas or designs (whether or not reduced to practice) relating to the

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research and development, registration for marketing, use, or sale of the
Compound, preclinical toxicology and manufacturing for the Compounds, and toxicological, pharmacological, analytical and clinical data, bioavailability studies and formulations, control assays and specification, methods of preparation, and stability data related thereto. To the extent that any of the items listed above are acquired by Cubist, they shall only fall within the definition of Know-How hereunder to the extent to which there are no obligations or restrictions in respect of such items which would prohibit disclosure by Cubist or free use by Emisphere.

         (d) "EMISPHERE IMPROVEMENTS OF CUBIST KNOW-HOW" shall mean any improvement specifically relating to the Compound alone and invented or made solely by Emisphere during the term and in the course of carrying out the Program.

         (e) "JOINT IMPROVEMENTS" shall mean any improvement invented or made jointly by Emisphere and Cubist during the term and in the course of carrying out the Program.

         (f) Emisphere shall have the right to use any data including preclinical and toxicology data, protocols and methods pertaining to the Carriers and the Compound/Carrier combinations that are generated for the Program, such use being subject to the confidentiality provisions of Article IV except that Emisphere shall have the right to include data in patent applications. Cubist shall have the right to use any data including preclinical and toxicology data, protocols and methods that are generated for the Program pertaining to the Compound and the Compound/Carrier combinations, such use being subject to the-confidentiality provisions of Article IV except that Cubist shall have the right to include data in patent applications.

         (g) "INTELLECTUAL PROPERTY" shall mean all patents, patent applications, copyrights, Know-How, trade secrets, data generated during the Program, and other intangible property rights relating to the inventions and/or developments that pertain to the Program.

         (h) Ownership with respect to Intellectual Property conceived and/or developed by Emisphere or a third party working on behave of Emisphere, Cubist, or a third party working on behalf of Cubist, or jointly or a third-party working on behalf of Emisphere and Cubist jointly as a result of activities carried out pursuant to this Agreement, the extent of ownership of such Intellectual Property shall be as follows:

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         i)     if the Intellectual Property relates to the Carriers alone or the Carrier/Compound combination, Emisphere shall own such Intellectual Property without regard to which party invented, made, conceived or developed the Intellectual Property;

         ii) if the Intellectual Property relates to the Compound alone, Cubist shall own such Intellectual Property without regard to which party invented, made, conceived or developed the Intellectual Property

         iii) if the Intellectual Property is invented, made, conceived, or developed-jointly-by employees of Cubist and Emisphere and the Intellectual Property does not relate to the Carrier alone, Carrier/Compound combination, or the Compound alone, Cubist and Emisphere shall each own an undivided one-half interest in such Intellectual Property;

         iv) if the Intellectual Property is invented, made, conceived, or developed solely by Emisphere or solely by Cubist and the Intellectual Property does not relate to the Carrier alone, Carrier/Compound combination, or the Compound alone, then the respective party shall own the Intellectual Property.

         (i) Patent counsel mutually acceptable to the parties shall determine inventorship of all Intellectual Property as defined in 1.51. in accordance with U.S. patent law when determining whether such Intellectual Property is jointly owned or is owned solely by Emisphere or by Cubist.

         (j) Cubist and Emisphere each agree to communicate promptly and disclose to the other party, information, details and data pertaining to any Intellectual Property described in Section 1.5, and to execute and deliver to the other Party such formal transfers and assignments and such other papers and documents and shall give such testimony as may be necessary for the party that owns such Intellectual Property to file and prosecute patent applications and, as to copyrightable material, to obtain copyrights thereof in any and all countries of the world. The obligations of each Party under this Section 1.50) shall survive any expiration of this Agreement and shall be subject to the Party receiving such assistance paying the reasonable expenses of the Party providing such assistance.

         (k) Cubist and Emisphere shall cooperate with each other in obtaining patent term extensions or supplemental protection certificates or their equivalents in any country with respect to the Intellectual Property. In the event that elections with respect to obtaining such patent term extensions or supplemental protections certificates or their equivalents are to

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be made, the owner of the Intellectual Property shall have the right to make the election.

                                  ARTICLE II

                               RIGHTS AND OPTIONS

         2.1 THE OPTION. Cubist is hereby granted an exclusive option (the "Option") to obtain an exclusive worldwide (the "TERRITORY") license (the "License") to develop (in conjunction with Emisphere) and to make, have made, use and sell products embodying the Emisphere Technology for the Compound for oral delivery thereof (the "PRODUCT"). The License shall be based upon the terms set forth in the outline attached hereto as Exhibits B and C.

         2.2 THE OPTION PERIOD. The Option shall expire [ ]* days from the Effective Date ("the Deadline") or upon execution of a License whichever is sooner (the "Option Period").

         2.3 THE LICENSE. The language of the License shall be negotiated in good faith during the Option Period and a final, executable License shall be attached to this agreement as Exhibit D no later than the Deadline. The Royalty rates shown in Exhibit B and the Program Milestones shown in Exhibit C shall be the final financial terms in the License.

         2.4 THE LICENSE FEE. In order to exercise the Option to obtain the License, Cubist shall send Emisphere a letter (the "License Letter") prior to the Deadline indicating Cubist's intent to exercise its Option, and Cubist shall pay Emisphere US $[ ]* (the "License Fee") by wire transfer within [ ]* days after receipt by Emisphere of the License Letter.

         2.5 EXECUTING THE LICENSE. At such time upon exercise of the Option the License shall be executed and become effective upon execution. However should Emisphere not receive the License Fee within [ ]* days of the execution of the Option then the License shall immediately terminate.

         2.6 RESPONSIBILITIES OF THE PARTIES DURING THE OPTION PERIOD. During the Option Period as described in Exhibit A, Emisphere shall, in accordance with the agreed Program workplan, (i) select and provide Carrier preparations for in vivo experiments, (ii) assist in the formulation development, and (iii) assist in Product development. Cubist shall, in accordance-with the agreed Program workplan, (i) supply bulk Compounds for the Program, (ii) provide necessary physical or chemical data on the

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Compounds, and (iii) take responsibility for the necessary preclinical or clinical studies. Each Party shall perform its respective tasks as decried in Exhibit A.

         2.7 PROGRAM CARRIER MATERIALS. During the Program Emisphere may require a third party to manufacture the Carrier. Upon approval of such third party by Cubist, which shall not be unreasonably withheld, Cubist shall reimburse Emisphere for the actual cost paid by Emisphere to supply, produce or procure the Carrier used in the Program. It is understood by the Parties that the total number of kilograms of Carrier required in the Program will have to be specified and agreed in writing between the members of the Steering Committee of each Party.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         3.1 DUE INCORPORATION. Each of the Parties represents and warrants to the other that it is duly incorporated under the relevant laws of incorporation and each has full corporate authority to enter into and to perform its obligations under this Agreement.

         3.2 DUE AUTHORIZATION. Each of the Parties represents and warrants to the other that this Agreement has been fully authorized, executed and delivered by it and it has full legal right, power and authority to enter into and perform this Agreement, which constitutes a valid and binding agreement between the Parties and that it does not conflict with or result in a breach of the terms of such Party's organizational documents and applicable laws, regulation or order or any agreement or other obligation to which such party is a party.

         3.3 LITIGATION. Each of the Parties represents and warrants to the other that it is not engaged in any litigation or arbitration, or in any dispute or controversy reasonably likely to lead to litigation, arbitration or other proceeding, which would materially affect the validity of this Agreement or such Party's ability to fulfill its respective obligations under this Agreement.

         3.4 NO BREACH. Each of Emisphere and Cubist represent and warrant for the benefit of the other that the execution of this Agreement by them and performance by them of their respective obligations under this Agreement will not (a) breach the terms and conditions of any agreement between them and any third party or (b) conflict with any laws or regulations that apply to them.

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         3.5    NO INFRINGEMENT; NO ENCUMBRANCES. Each of Emisphere and
Cubist represent and warrant for the benefit of the other Party that as of the Execution Date of this Agreement, to the best of their present, respective knowledge regarding their own technology, that currently there are no patents, trade secrets or other intellectual property rights of third parties that would be infringed by or misappropriated by Emisphere or Cubist in the development, marketing, sale, use, manufacture, and offer for sale of oral forms of the Compound, that both parties have sufficient intellectual property rights to grant the licenses to be granted under this Agreement and to perform their obligations under this Agreement and that there is no known claim or threat with respect thereto.

                                   ARTICLE IV

                                  MISCELLANEOUS

         4.1    CONFIDENTIALITY.

         4.1.1 EMISPHERE INFORMATION. Cubist will maintain in confidence, and will ensure that its Affiliates and its and their consultants, employees, agents and representatives maintain in confidence, all proprietary and confidential information which has been or is provided by Emisphere to Cubist, including but not limited to, Emisphere's data, Know-How, inventions, discoveries, improvements, trade secrets, carriers (including structures and physical properties), methods, scientific protocols, business plans, marketing techniques or plans, manufacturing and other plant designs, location of operations, and any other information affecting the business operations of Emisphere ("Emisphere Information"), and will not use for any purpose other than the completion of the Agreement and will not publish, disseminate, or disclose, in any manner, to any person any Emisphere Information unless: (i) Cubist is legally required to do so provided that Emisphere is advised in advance in order to seek legal protection from such disclosure, (ii) the Emisphere Information has entered or enters the public domain through no fault of Cubist, (iii) the Emisphere Information was already known by Cubist before receipt from Emisphere, or is developed independently by Cubist without breach of this Agreement, in either case as shown by contemporaneous written records, or (iv) the Emisphere Information is received by Cubist from a third party who may lawfully make such disclosure and who is under no confidentiality obligation to Emisphere.

         4.1.2 CUBIST INFORMATION. Emisphere will maintain in confidence, and will ensure that its Affiliates and its and their consultants, employees, agents

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and representatives maintain in confidence, all proprietary and confidential information which has been or is provided by Cubist to Emisphere, including but not limited to, Cubist's data, Know-How, inventions, discoveries; improvements and methods, business plans, marketing techniques or plans, manufacturing and other plant designs, location of operations, and any other information affecting the business operations of Cubist ("Cubist information"), and will not use for any purpose other than the completion of the Agreement, and will not publish, disseminate, or disclose, in any manner, to any person any Cubist Information unless: (i) Emisphere is legally required to do so provided that Emisphere is advised in advance in order to seek legal protection from such disclosure, (ii) the Cubist Information has entered or enters the public domain through no fault of Emisphere, (iii) the Cubist Information was already known by Emisphere before receipt from Cubist, or is developed independently by Emisphere without breach of this Agreement, in either case as shown by contemporaneous written records, or (iv) the Cubist Information is received by Emisphere from a third party who may lawfully make such disclosure and who is under no confidentiality obligation to Cubist.

         4.1.3 REQUIRED DISCLOSURE. In the event that either Party is requested or required (by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process) to disclose any of the confidential information of the other Party, the Party requested or required to make the disclosure shall provide the other Party with prompt notice of any such request or requirement so that the other Party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. If in the absence of a protective order or other remedy or the receipt of a waiver by such other Party, the Party requested or required to make the disclosure are nonetheless, in the opinion of counsel, legally compelled to disclose the other Party's Confidential information to any tribunal, the Party requested or required the disclosure may without liability hereunder, disclose to such tribunal only that portion of the other Party's Confidential Information which such counsel advises is legally required to be disclosed, provided that the Party requested or required to make the disclosure exercises its reasonable efforts to preserve the confidentiality of the other Party's Confidential information, including without limitation, by cooperating with the other Party to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the other Party's Confidential Information by such tribunal.

         4.1.5 CERTAIN DISCLOSURE. To the extent it is reasonably necessary or appropriate to fulfill its obligations under this Agreement, either Party may

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disclose Confidential Information to its affiliates, potential licensees, licensees and parent companies on a need-to-know basis on condition that such affiliates, potential licensees, licensees and parent companies agree to keep the Confidential Information confidential for the same periods and to the same extent as the Parties are required to keep the Confidential Information confidential under this Agreement.

         4.2    INDEMNITY.

         4.2.1 Subject to Section 4.2.4, Cubist shall indemnify, defend and hold harmless Emisphere, its affiliates, agents, directors, officers and employees, successors and assigns from and against any loss, damage, action, proceeding, expense or liability (including attorney's fees, but excluding internal overhead) (collectively, "Loss") arising from or in connection with any claim by a third party with regard to the manufacture, importation, exportation, distribution, sale, offer for sale, storage, possession or use of any Compound or Product supplied by Cubist or its third party suppliers to Emisphere or prepared pursuant to the Program, except in the event and to the extent that a court of competent jurisdiction for an arbitrator pursuant to
Section 4.19) determines that such Loss is caused by Emisphere's negligence or intentional misconduct.

         4.2.2 Subject to Section 4.2.4, Emisphere shall indemnify, defend and hold harmless Cubist, its affiliates, agents, directors, officers and employees, successors and assigns from and against any Loss arising from or in connection with any claim by a third party with regard to the manufacture, importation, exportation distribution, storage, possession or use of any Carrier prepared and supplied by Emisphere or its third party suppliers to Cubist, except in the event and to the extent that a court of competent jurisdiction (or an arbitrator pursuant to Section 4.19) determines that such Loss is caused by Cubist's negligence or intentional misconduct.

         4.2.3 (a) Subject to the provisions of Section 4.2.4, Emisphere shall defend, indemnify and hold harmless Cubist, its affiliates, agents, directors, officers and employees, successors and assigns from and against any Loss arising from or in connection with any claim by a third party based upon an allegation that the Emisphere Know-How or Emisphere Improvements of Cubist Know-How infringes or misappropriates any intellectual property right of any third party (including without limitation, any patent, copyright, trade secret or trademark); PROVIDED that Emisphere will not be obligated to indemnify Cubist if and only to the extent that the alleged infringement is caused by: (i) Cubist Know-How or (ii) Cubist's modification of the Emisphere Know-How or Emisphere Improvements of Cubist Know-How; or (iii) Cubist's

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use of the Emisphere Know-How or Emisphere Improvements of Cubist Know-How in
combination with any products or materials not provided by Emisphere (except for the products or materials with which the Emisphere Know-How or Emisphere Improvements of Cubist Know-How is designed to be used, as provided in the Criteria). If the Emisphere Know-How or Emisphere Improvements of Cubist Know-How or its use is held to constitute an infringement or misappropriation of any third party's intellectual property rights or if in Emisphere's opinion, any portion of the Emisphere Know-How or Emisphere Improvements of Cubist Know-How is, or is likely to be held to constitute, an infringement or misappropriation, Emisphere will at its expense and option: (1) procure the right for Cubist to continue using the Emisphere Know-How or Emisphere Improvements of Cubist Know-How; or (2) replace or modify the Emisphere Know-How or Emisphere Improvements of Cubist Know-How with a non-infringing and non-misappropriating equivalent conforming to the applicable Criteria. If none of the foregoing options is economically feasible, Emisphere shall so notify Cubist and shall be entitled to terminate this Agreement.

         (b) Subject to the provisions of Section 4.2.4, Cubist shall defend, indemnify and hold harmless Emisphere, its affiliates, agents, directors, officers and employees, successors and assigns from and against any Loss arising from or in connection with any claim by a third party based upon an allegation that the Compound, the Cubist Know-How or Cubist Improvements to Emisphere Know-How infringes or misappropriates any intellectual property right of any third party (including without limitation, any patent, copyright, trade secret or trademark); PROVIDED that Cubist will not be obligated to indemnify Emisphere if and only to the extent that the alleged infringement is caused by: (i) the Emisphere Know-How or use of the Emisphere Know-How as contemplated by this Agreement. If any Compound, the Cubist Know-How or Cubist Improvements to Emisphere Know-How is held to constitute an infringement or misappropriation of any third party's intellectual property rights or if in Cubist's opinion, any Compound, the Cubist Know-How or Cubist Improvements to Emisphere Know-How is, or is likely to be held to constitute, an infringement or misappropriation, Cubist will at its expense and option: (1) procure the right for Emisphere to continue using the Cubist Know-How or Cubist Improvements of Emisphere Know-How; or (2) replace or modify the Compound, the Cubist Know-How or Cubist Improvements to Emisphere Know-How to make it non-infringing and non-misappropriating while conforming to the applicable Criteria. If none of the foregoing options is economically feasible, Cubist shall so notify Emisphere and shall be entitled to terminate this Agreement.

*Confidential treatment requested: Material has been omitted and filed with the Commission

         4.2.4  To receive the benefit of indemnification under Sections
4.2.1 or 4.2.2 or 4.2.3, the Party seeking indemnification must promptly notify the other Party in writing of a claim or suit and provide reasonable cooperation (at the indemnifying Party's expense) and tender to the indemnifying Party (and its insurer) full authority to defend or settle the claim or suit. Neither Party has any obligation to indemnify the other Party in connection with any settlement made without the indemnifying Party's written consent. The Party seeking indemnification has the right to participate at its own expense in the claim or suit and to select counsel to represent it at its own expense. The Party seeking indemnification shall cooperate with the indemnifying Party (and its insurer), as reasonably requested, at the indemnifying Party's cost and expense.

         4.3 PUBLIC DISCLOSURE. The Parties hereto agree to disclose publicly via a joint press release, upon signing the License, the nature and scope of the collaboration. All press releases and other public disclosures shall be approved in writing in advance by both Parties, except for such disclosures permitted pursuant to Section 4.1 above, such approval not to be unreasonably withheld or delayed. Upon the occurrence of other material events in the Program, Emisphere and Cubist agree to make joint press releases.

         4.4 (a) CUBIST STANDSTILL. For the term of this Agreement or the License, whichever is longer, or unless Cubist shall have been specifically invited in writing by Emisphere (it being understood that Cubist's acknowledgment of this Agreement does not constitute such an invitation), and unless and until a third party does such, Cubist will not, and will cause each of its Affiliates (as defined in the License Agreement attachment) not to, directly or indirectly, solicit, seek or offer to effect, negotiate with, encourage or support (including by providing financing for another person) any person with respect to, or make any statement or proposal, whether written or oral, either alone or in concert with others, to Emisphere, or any of its Affiliates (whether to the Board of Directors of Emisphere, to any director or officer of Emisphere or otherwise) or to any security holder of Emisphere, or otherwise make any public announcement or proposal or offer whatsoever, with respect to (i) any form of business combination or transaction involving Emisphere or any Affiliate thereof, including, without limitation, a merger, consolidation, tender or exchange offer, sale or purchase of assets or securities, or dissolution or liquidation of Emisphere or any direct or indirect subsidiary thereof, (ii) any form of restructuring, recapitalization or similar transaction with respect to Emisphere or any affiliate thereof, (iii) any proposal or other statement inconsistent with the terms of this Agreement, (iv) any demand or

*Confidential treatment requested: Material has been omitted and filed with the Commission proposal to amend waive or terminate any provision of this section 4.4; or
(v) instigate, encourage or assist any person to do any of the foregoing.

As of the date hereof, neither Cubist nor any Affiliate of Cubist beneficially owns any securities of Emisphere. Cubist agrees that without the express prior written consent of Emisphere unless and until a third party does such that Cubist will not, and will cause each of its Affiliates not to, singly or as part of a "partnership, limited partnership, syndicate or other group" (as those terms are used within the meaning of Section 13(d)(3) of the Exchange Act, which meanings shall apply for all purposes of this Agreement), directly or indirectly, through one or more intermediaries or otherwise;

         i) acquire, offer or propose to acquire, or agree to acquire, by purchase or otherwise, any securities entitled to, or that may be entitled to, vote generally in the election of Emisphere's Board of Directors (collectively, "Voting Securities") or any direct or indirect rights or options to acquire (through purchase, exchange, conversion or otherwise) any Voting Securities;

         ii) make, or in any way participate in, any "solicitation" of "proxies" (as such terms are defined or used in Regulation 14A of the Exchange Act) with respect to the Voting Securities (including by the execution of action by written consent), seek to advise, encourage or influence any person or entity with respect to the voting of any Voting Securities or demand a copy of Emisphere's stock ledger, list of its stockholders, or other books and record;

         iii) participate in, encourage or support any person (or the formation of any group) which owns or seeks or offers to acquire beneficial ownership of securities of Emisphere or rights to acquire such securities or which seeks or offers to affect control of Emisphere or for the purpose of circumventing any provision of this Agreement; or

         iv) otherwise act, alone or in concert with others (including by providing financing for another person), to seek or offer to control or influence, in any manner, the management, Board of Directors or policies of Emisphere; or seek, alone or in concert with others, representation on the Board of Directors of Emisphere or seek the removal of any member of the Board of Directors.

*Confidential treatment requested: Material has been omitted and filed with the Commission

         (b) EMISPHERE STANDSTILL. For the term of this-agreement or the License Agreement, whichever is longer, or unless Emisphere shall have been specifically invited in writing by Cubist (it being understood that Emisphere's acknowledgment of this Agreement does not constitute such an invitation), and unless and until a third party does such, Emisphere will not, and-will cause each of its Affiliates (as defined in the License Agreement attachment) not to, directly or indirectly, solicit, seek or offer to effect, negotiate with, encourage or support (including by providing financing for another person) any person with respect to, or make any statement or proposal, whether written or oral, either alone or in concert with others, to Cubist or any of its Affiliates (whether to the Board of Directors of Cubist, to any director or officer of Cubist or otherwise) or to any security holder of Cubist, or otherwise make any public announcement or proposal or offer whatsoever, with respect to (i) any form of business combination or transaction-involving Cubist or any Affiliate thereof, including, without limitation, a merger, consolidation, tender or exchange offer, sale or purchase of assets or securities, or dissolution or liquidation of Cubist or any director indirect subsidiary thereof; (ii) any form of restructuring, recapitalization or similar transaction with respect to Cubist or any affiliate thereof, (iii) any proposal or other statement inconsistent with the terms of this Agreement, (iv) any demand or proposal to amend waive or terminate any provision of this section 4.4; or (v) instigate, encourage or assist any person to do any of the foregoing.

As of the date hereof, neither Emisphere nor any Affiliate of Emisphere beneficially owns any securities of Cubist. Emisphere agrees that without the express prior written consent of Cubist unless and until a third party does such that Emisphere will not, and will cause each of its Affiliates not to, singly or as part of a "partnership, limited partnership, syndicate or other group" directly or indirectly, through one or more intermediaries or otherwise;

         i) acquire, offer or propose to acquire, or agree to acquire, by purchase or otherwise, any securities entitled to, or that may be entitled to, vote generally in the election of Cubist's Board of Directors (collectively, "Voting Securities") or any direct or indirect rights or options to acquire (through purchase, exchange, conversion or otherwise) any Voting Securities;

         ii) make, or in any way participate in, any "solicitation" of "proxies" (as such terms are defined or used in Regulation 14A of the Exchange Act) with respect to the Voting Securities (including by the execution of action by written consent), seek to advise, encourage or influence any person or entity with respect to the

*Confidential treatment requested: Material has been omitted and filed with the Commission voting of any Voting Securities or demand a copy of Cubist's stock ledger, list of its stockholders, or other books and record;

         iii) participate in, encourage or support any person (or the formation of any group which owns or seeks or offers to acquire beneficial ownership of securities of Cubist or rights to acquire such securities or which seeks or offers to affect control of Cubist or for the purpose of circumventing any provision of this Agreement;

         iv) otherwise act, alone or in concert with others (including by providing financing for another person), to seek or offer to control or influence, in any manner, the management, Board of Directors or policies of Cubist; or seek, alone or in concert with others, representation on the board of Directors of Cubist or seek the removal of any member of the Board of Directors.

         4.5 CHANGE OF CONTROL. Upon any occurrence of a change in control of Emisphere or Cubist prior to commercial introduction of the Product, the other Party shall have the right to terminate this Agreement; however, all provisions of Articles 1.4, 1.5, 2 and 4, herein shall survive said termination.

For purposes of this Section 4.5 a "change-of control" shall mean that (A) in any three-year period, a majority of the members of the Board of Directors or similar governing body elected during such three-year period shall have been so elected against the recommendation of the management of the company or the Board of Directors or similar governing body in office immediately prior to such election; and (B) a person, singly or as a part of a partnership, syndicate or other group owns 50% or more of the company's capital or business assets, has the power to exercise 50% or more of the voting rights or to appoint 50% or more of the Board of Directors of the company, or otherwise has the right to control the company's affairs.

         4.6 AMENDMENT. No amendment, waiver or consent to this Agreement shall be effective unless signed in writing by both Parties hereto.

         4.7 ASSIGNMENT. Neither Party may assign its rights or obligations under this Agreement without the prior written consent of the other Party, except that a Party hereto may, without such prior written consent, assign any of its rights or obligations to an Affiliate in the pharmaceutical business.

         4.8 ENTIRE AGREEMENT. This Agreement, constitutes the entire agreement of the Parties with respect to the subject matter hereof

*Confidential treatment requested: Material has been omitted and filed with the Commission and supersedes any and all prior negotiations, correspondence understandings and agreements between the Parties with respect to the subject matter hereof, whether oral or in writing.

         4.9 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

         4.10 NOTICES. All notices and other communications pursuant to this Agreement shall be in writing, shall be effective when received, and shall be deemed to have been received on the date of delivery if delivered personally; or on the second business day after the business day of deposit with Federal Express or other similar courier for overnight delivery, freight prepaid; in each such case, addressed as follows (until any-such address is changed by notice duly given):

to Emisphere:                       Emisphere Technologies, Inc.
                                    765 Old Saw Mill River Road
                                    Tarrytown, NY 10591
                                    Attention: Lewis H. Bender
                                    Telecopy: (914) 347-2498

with copy to:                       Paul, Weiss, Rifkind, Wharton & Garrison
                                    1285 Avenue of the Americas
                                    New York, NY 10019-6064
                                    Attention: Edwin S. Maynard
                                    Telecopy: (212) 757-3990

to Cubist:                          Cubist Pharmaceuticals, Inc.
                                    24 Emily Street
                                    Cambridge, MA 02139
                                    Attention: Dr. Alan D. Watson
                                    Telecopy: (617) 234-5592

with copy to:                       Bingham Dana LLP
                                    150 Federal Street
                                    Boston, MA 02110
                                    Attention: Julio E. Vega
                                    Telecopy: (617) 951-8736

*Confidential treatment requested: Material has been omitted and filed with the Commission

         4.11 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         4.12 DILIGENCE. Each Party will use diligent efforts to conduct the tasks assigned to it hereunder. Each Party, further, agrees to conduct such tasks at least as diligently as the Party conducts research and development for other projects of similar commercial potential and at similar stages of development. Neither Party will be responsible for delays due to factors beyond its control.

         4.13 NO AGENCY. It is understood and agreed that Emisphere and Cubist each shall have the status of independent contractors under this Agreement and that nothing in this Agreement shall be construed as authorization for either Party to act as agent for the other. Members of the Steering Committee who are employees of Emisphere shall be and shall remain employees of Emisphere. Cubist shall not incur any liability for any act or failure to act by such employees. Members of the Steering Committee who are employees of Cubist shall be and shall remain employees of Cubist and Emisphere shall not incur any liability for any act or failure to act by such employees.

         4.14 FORCE MAJEURE. Each Party hereto shall be relieved of its obligations hereunder to the extent that fulfillment of such obligations shall be prevented by acts beyond its reasonable control.

         4.15 TITLES. The titles of the Articles and Sections of this Agreement are for general information and reference only, and this Agreement shall not be construed by reference to such titles.

         4.16 SEVERABILITY. Each Party agrees that, should any provision of this Agreement be determined by a court of competent jurisdiction to violate-or contravene any applicable law or policy, such provision will be severed or modified by the court to the extent necessary to comply with the applicable law or policy, and such modified provision and the remainder of the provisions hereof will continue in full force and effect.

         4.17 WAIVER. Failure by either Party to enforce any rights under this Agreement shall not be construed as a waiver of such rights nor shall a waiver by either Party in one or more instances be construed as constituting a continuing waiver or as a waiver in other instances.

*Confidential treatment requested: Material has been omitted and filed with the Commission

         4.18 NO STRICT CONSTRUCTION. This Agreement has been prepared jointly and shall not be strictly construed against either Party.

         4.19 DISPUTE RESOLUTION. Any dispute regarding this Agreement or the enforcement of a Party's rights or obligations hereunder shall be submitted in the first instance to the Chief Executive Officers of Emisphere and of Cubist. If the dispute cannot be resolved by the designated individuals within thirty (30) days after such submission, then the matter may be submitted to binding arbitration in accordance with such rules as may be agreed upon by the Parties, or, failing agreement within thirty (30) days after arbitration is demanded, pursuant to the rules of the American Arbitration Association applicable to commercial disputes, such arbitration to take place in New York, NY, as such rules may be modified by this Agreement. This agreement to arbitrate shall continue in full force and effect despite the expiration, rescission or termination of this Agreement. If the Parties are unable to agree upon a single arbitrator within thirty
(30) days following the date arbitration is demanded, three (3) arbitrators knowledgeable in the field of biotechnology shall be used, one selected by each Party within ten (10) days after the conclusion of the thirty (30) day period and a third selected by the first two within ten (10) days thereafter. Unless the Parties agree otherwise, the scope of discovery shall be reasonable given the nature of the dispute. Additional rules regarding discovery shall be agreed upon by the Parties, and if the Parties cannot agree, the rules shall be decided by the arbitrator(s). The arbitrator(s) shall resolve any discovery disputes. The arbitrator(s) shall only have the authority to award actual money damages (with interest on unpaid amounts from the date due) and the arbitrator(s) shall not have the authority to award exemplary or punitive damages and the Parties waive any claimed right to such damages. The arbitration shall be of each Party's individual claims only, and no claim of any other party shall be subject to arbitration in such proceeding. The costs and expenses of the arbitration, but not the costs and expenses of the Parties, shall be shared equally by the Parties. Except as otherwise required by law, the Parties and the arbitrator(s) shall maintain as confidential all information or documents obtained during the arbitration process, including the resolution of the dispute.

         4.20 DISCLOSURE OF EVALUATION RESULTS. Each party recognizes that the other may wish to publish a scientific article or make any other public disclosure based upon the results of the Program (the "Disclosure"). Each party agrees that as a condition of any Disclosure, the disclosing party must
(i) provide the other party with a copy of the proposed Disclosure prior to its submission to any public forum, (ii) receive from the other party its approval

*Confidential treatment requested: Material has been omitted and filed with the Commission of the form and content of the proposed Disclosure, which approval shall not be unreasonably withheld or delayed, and Emisphere and Cubist agree that no Disclosure will be submitted to any third party without the prior written consent of the other. Both Parties hereby agree that either party shall have the right to withhold its approval of any Disclosure if such Disclosure (a) contains the chemical structure of the Carrier or Compound(s) (b) otherwise contains any of the Confidential Information of the non-disclosing party or
(c) would require the filing of a patent application.

         4.21 BANKRUPTCY. DEFINITION. For purposes of this Section 4.21, the term "Event of Bankruptcy" relating to either Party shall mean:

         (A) an application or petition for bankruptcy, whether voluntary or involuntary, under the law of any applicable jurisdiction that is not discharged within thirty (30) days;

         (B) a declaration of bankruptcy or insolvency by the relevant authority under the law of the applicable jurisdiction;

         (D) an assignment for the benefit or creditors, whether voluntary or involuntary; or involuntary; or

         (E) a dissolution, winding-up, confiscation or sequestration of substantially all of a Party's assets under the law of the applicable jurisdiction.

                (ii) EMISPHERE BANKRUPTCY. If at any time during the Term of this Agreement, an Event of Bankruptcy relating to Emisphere occurs, Cubist shall have, in addition to all other legal and equitable rights and remedies available hereunder, the option to terminate this Agreement upon thirty (30) days' written notice, given within sixty (60) days following the date that Cubist becomes aware of the Event of Bankruptcy. Upon such termination, Cubist shall be entitled to the continued benefits of any license granted to it pursuant to this Agreement and shall be entitled to solely continue the activities conducted or to be conducted pursuant to this Agreement but for the Event of Bankruptcy.

                (iii) CUBIST BANKRUPTCY. If at any time during the Term of this Agreement, an Event of Bankruptcy relating to Cubist occurs, Emisphere shall have, in addition to all other legal

*Confidential treatment requested: Material has been omitted and filed with the Commission and equitable rights and remedies available hereunder, the option to terminate this Agreement upon thirty (30) days' written notice, given within sixty (60) days following the date that Emisphere becomes aware of the Event of Bankruptcy. Upon such termination by Emisphere, Emisphere shall be entitled to the continued benefits of any license granted to it pursuant to this Agreement and shall be entitled to solely continue the activities conducted or to be conducted pursuant to this Agreement but for the Event of Bankruptcy.

         4.22 NON-SOLICITATION. Without the prior written consent of the other party, Cubist and Emisphere each agree that during the Term of this Agreement and for one year following the termination of this Agreement, it will not directly or indirectly solicit for purposes of hiring any person employed by the other Party or who was employed by the other Party within the then prior six (6) months.

         4.23 SURVIVAL. The provisions of Articles 1.5, 4.1, 4.2, 4.9, 4.10-4.20, 4.22 will survive the termination or expiration of this Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the day and year first above written.

EMISPHERE TECHNOLOGIES, INC.



By: /s/ Lewis H. Bender
   --------------------------------------------------
Name: /s/ Lewis H. Bender
     ------------------------------------------------
Title: Sr. VP, Business Development
      -----------------------------------------------
Date: October 4th, 2000
     ------------------------------------------------


CUBIST PHARMACEUTICALS INC.



By: /s/ Alan Watson
   --------------------------------------------------
Name: Alan Watson
     ------------------------------------------------
Title: Sr. Vice President, Corporate Development
      -----------------------------------------------
Date: September 27, 2000
     ------------------------------------------------

*Confidential treatment requested: Material has been omitted and filed with the Commission